SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2008

Rock Energy Resources, Inc.

(Exact name of registrant as specified in Charter)

Washington	0-23022	11-2740461
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

10375 Richmond, Suite 2100, Houston, TX 77042

(Address of Principal Executive Offices)

(713) 954-3600

(Issuer Telephone Number)

Hanover Gold Company, Inc.

(Former Name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Effective Feb 19, 2008, the Company’s name was changed to Rock Energy Resources, Inc. and its common stock was reverse split on the basis of one share for each eight shares previously outstanding.

As a result of the name change, the Company’s stock symbol on the Electronic Bulletin Board was changed to “RCKE.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rock Energy Resources, Inc.
(Registrant)

By:	/s/ Rocky V. Emery
Rocky V. Emery
Chief Executive Officer

Date: February 20, 2008